UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025 (December 9, 2025)

Chicago Atlantic BDC, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40564	86-2872887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1800 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 905-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2025, the Board of Directors of Chicago Atlantic BDC, Inc. (the “Company”) approved the Company’s Second Amended and Restated Bylaws (the “Second A&R Bylaws”), effective as of the same date. The Second A&R Bylaws reflect the change of the Company’s name from Silver Spike Investment Corp. to Chicago Atlantic BDC, Inc.

Item 8.01 Other Events.

Effective as of December 9, 2025, the Company entered into a transfer agent and registrar services agreement with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental was appointed as the Company’s new transfer agent and registrar.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

3.3	Second Amended and Restated Bylaws, effective as of December 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC BDC, INC.

Date: December 19, 2025	By:	/s/ Thomas Geoffroy
Interim Chief Financial Officer

2